Exhibit 21
Subsidiaries
of Teledyne Technologies Incorporated

	State/Jurisdiction	Fictitious Business Name(s)
Name of Subsidiary	of Incorporation	Used by Subsidiary
DALSA B.V.	Netherlands
DALSA GmbH	Germany
DALSA KK	Japan
DALSA Digital Cinema, Inc.	Canada
DALSA Digital Cinema Holdings, Inc.	Delaware
DALSA Digital Cinema LA Ltd.	California
DALSA (Shanghai) Trading Co., Ltd.	China
Ensambles de Precision S.A. de C.V.	Mexico
Gulfcoast Aerospace Alliance, LLC**	Delaware
Hurricane Acquisition Company	California
Intelek Limited	United Kingdom
Intelek, Inc.	Delaware
Intelek Properties Limited	United Kingdom
Maple Imaging, LLC	Delaware
Maple Netherlands C.V.	Netherlands
Ocean Design Ltda.	Brazil	Teledyne ODI Brasil
Reynolds Industries Limited	United Kingdom
Teledyne Advanced Pollution Instrumentation, Inc.	California
Teledyne Aerospace, LLC**	Florida
Teledyne Australia Pty Ltd	Australia
Teledyne Benthos, Inc.	Massachusetts	Teledyne Taptone Teledyne Webb Research
Teledyne Brown Engineering, Inc.	Delaware
Teledyne Brown Netherlands, Inc.	Delaware
Teledyne C.M.L. Group Limited	United Kingdom
Teledyne CollaborX, Inc.	Colorado
Teledyne Continental Motors, Inc.*	Delaware
Teledyne Controls Wichita, Inc.	Delaware
Teledyne Cormon, Inc.	Texas
Teledyne Cormon Limited****	United Kingdom
Teledyne Cormon Technology Limited****	United Kingdom
Teledyne Cougar, Inc.	California
Teledyne DALSA, Inc.	Ontario, Canada
Teledyne DALSA Asia-Pacific Ltd.	Ontario, Canada
Teledyne DALSA Colorado Springs, Inc.	Delaware
Teledyne DALSA Holdings (USA), Inc.	Delaware
Teledyne DALSA Industrial Products, Inc.	Delaware
Teledyne DALSA Rad-icon Imaging Corp.	California
Teledyne DALSA Semiconductor Inc.	Ontario, Canada
Teledyne Defence Limited	United Kingdom
Teledyne Energy Systems, Inc.***	Delaware
Teledyne France	France	Teledyne RD Instruments Europe
Teledyne Gavia ehf.	Iceland

	State/Jurisdiction	Fictitious Business Name(s)
Name of Subsidiary	of Incorporation	Used by Subsidiary
Teledyne Germany GmbH	Germany
Teledyne Instruments, Inc.	Delaware	Geophysical Instruments Teledyne D.G. O’Brien Teledyne Impulse Teledyne TSS
Teledyne Isco, Inc.	Nebraska	ISCO
Teledyne Labtech Limited	United Kingdom
Teledyne Licensing, LLC	Delaware
Teledyne Lighting and Display Products, Inc.	Nevada
Teledyne Limited	United Kingdom	Teledyne Controls Flight Data Company
Teledyne Mattituck Services, Inc.*	Delaware
Teledyne Monitor Labs, Inc.	Delaware	Teledyne Test Services
Teledyne Netherlands B.V.	Netherlands
Teledyne Monitor Labs P.R., Inc.	Puerto Rico
Teledyne ODI, Inc.	Delaware	Teledyne Oil & Gas
Teledyne Oil and Gas Limited****	United Kingdom
Teledyne Odom Hydrographic, Inc.	Louisiana
Teledyne Optimum Optical Systems, Inc.	California
Teledyne Paradise Datacom Limited	United Kingdom
Teledyne Paradise Datacom, LLC	Pennsylvania
Teledyne Properties Limited	United Kingdom
Teledyne RD Instruments, Inc.	Delaware
Teledyne RD Technologies (Shanghai) Co., Ltd.	China
Teledyne Reynolds, Inc.	California
Teledyne RISI, Inc.	California
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Imaging Sensors Teledyne Judson Technologies Teledyne Scientific Company
Teledyne SG Brown Limited	United Kingdom
Teledyne Singapore Private Limited	Singapore
Teledyne Solutions, Inc.	Alabama
Teledyne Storm Products, Inc.	California	Teledyne Storm Products - Cable Solutions Group Teledyne Storm Products - Microwave
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies International Corp.	Delaware
Teledyne Tekmar Company	Ohio	Teledyne Leeman Labs
Teledyne TSS Limited	United Kingdom
Teledyne Wireless, LLC	Delaware	Teledyne KW Microwave Teledyne MEC Teledyne MEC Vacuum Electronics Teledyne Microwave Teledyne Vacuum Technologies

*	Subject to pending sale

**	50% owned

***	Majority Owned

****	Company inactive- to be liquidated